UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2011

Date of Report (Date of earliest event reported)

Bitzio, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction)

000-51688

(Commission File Number)

16-1734022

(IRS Employer Identification No.)

548 Market Street, Suite 18224, San Francisco, California, 94104

(Address of principal executive offices)

(213) 400-0770

Registrant’s telephone number, including area code

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

 [Explanatory Note  - Amendment to Form 8-K]

The information in this amended Form 8-K includes the following changes from the original filing made on August 4, 2011:

1.

Audited financial statements for Bitzio, LLC (subsequently, Bitzio Corp.) as of and for the period from inception through December 31, 2010 are attached as Exhibit 9.01.1 hereto;

2.

Unaudited financial statements for Bitzio, LLC (subsequently, Bitzio Corp.) as of and for the six-month period ended June 30, 2011 are attached as Exhibit 9.01.2 hereto;

3.

Unaudited pro forma consolidated balance sheet as of December 31, 2010 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 for Bitzio, Inc., reflecting the acquisition of Bitzio Corp., are attached as Exhibit 9.01.3 hereto; and

4.

Unaudited pro forma consolidated balance sheet as of June 30, 2011 and unaudited pro forma consolidated statement of operations for the six-month period ended June 30, 2011 for Bitzio, Inc., reflecting the acquisition of Bitzio Corp., are attached as Exhibit 9.01.4 hereto.

5.

References to certain Current Reports on Form 8-K and a Quarterly Report on Form 10-Q subsequent to the original filing made on August 4, 2011 with additional information concerning the transactions described herein.

Item 1.01 Entry into a Material Definitive Agreement

Digispace Solutions, LLC

On August 3, 2011, Bitzio, Inc.’s wholly owned subsidiary, Digispace Holdings, Inc., entered into an agreement (the “Digispace Agreement”) with Mr. Jose Rivera and Mr. Amish Shah (collectively, the “Sellers”) to acquire all of their interests in Digispace Solutions, LLC. There is no material relationship between Bitzio, Inc. and the Sellers, other than the Digispace Agreement and the Bitzio Corp. Agreement described below.

Digispace Solutions, LLC is an online performance-based advertising company offering a variety of services to assist in the development of a company’s online presence, marketing, tracking and customer management. It provides proprietary web technologies to power online strategies and solutions.

As consideration for the acquisition, Digispace Holdings, Inc. will pay to the Sellers $200,000 cash in 12 monthly installments commencing on the closing date and will assume approximately $575,000 of Digispace Solutions, LLC debt. Bitzio, Inc. will grant options to the Sellers to purchase up to 1,000,000 shares of the common stock of Bitzio, Inc. at a price of $0.45 per share for five years following the closing date. The closing date for the acquisition is on or before August 22, 2011.

A copy of the Agreement will be attached as an exhibit to Bitzio, Inc.’s quarterly report as filed on Form 10-Q for the period ending June 30, 2011.

The reader is directed to the Current Reports on Form 8-K filed with the Commission on September 2, 2011 and September 30, 2011 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 for additional information regarding amendment to and completion of this transaction on September 30, 2011.

The Empire Group LLC

Pursuant to the agreement dated July 11, 2011 to acquire The Empire Group LLC described in Bitzio, Inc.’s Current Report on Form 8-K dated July 11, 2011, the purchase did not close as anticipated on July 31, 2011. The parties expect to complete the transaction by September 30, 2011.

The reader is directed to the Current Report on Form 8-K filed with the Commission on September 16, 2011 for additional information regarding the termination of this transaction by mutual agreement on September 14, 2011.  The original agreement did not provide for any material termination penalties.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 27, 2011, Bitzio, Inc.’s wholly owned subsidiary, Bitzio Holdings, Inc., completed the purchase from Mr. Amish Shah (the “Seller”) of all of the shares of Bitzio Corp. pursuant to an agreement (the “Bitzio Corp. Agreement”) dated July 13, 2011. There is no material relationship between Bitzio, Inc. and the Seller, other than the Bitzio Corp. Agreement and the Digispace Agreement.

Bitzio Corp. is a company that focuses on developing niche mobile applications for consumers and organizations.

As consideration for the acquisition, Bitzio Holdings, Inc. will pay the Seller 5,000,000 shares of the common stock of Bitzio, Inc. on or before August 11, 2011.

A copy of the Agreement will be attached as an exhibit to Bitzio, Inc.’s quarterly report as filed on Form 10-Q for the period ending June 30, 2011.

The reader is directed to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 for additional information regarding this transaction.  Applicable financial statements related to this transaction are included herewith as Exhibits.

Item 9.01 Financial Statements and Exhibits

Index of Exhibits

Exhibit No.	Description
9.01.1	Audited financial statements for Bitzio, LLC (subsequently, Bitzio Corp.) as of and for the period from inception through December 31, 2010
9.01.2	Unaudited financial statements for Bitzio, LLC (subsequently, Bitzio Corp.) as of and for the six-month period ended June 30, 2011
9.01.3	Unaudited pro forma consolidated balance sheet as of December 31, 2010 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 for Bitzio, Inc.
9.01.4	Unaudited pro forma consolidated balance sheet as of June 30, 2011 and unaudited pro forma consolidated statement of operations for the six-month period ended June 30, 2011 for Bitzio, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2011

BITZIO, INC.

/s/ Gordon C. McDougall

Gordon C. McDougall

Chief Executive Officer

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